AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2005

                                                               REGISTRATION NO.
                                                            333-126424

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________

                                   FORM S-3/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                          AMERICAN ECOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ____________

          DELAWARE                       4953                   95-3889638
(State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
      of incorporation)      Classification Code Number)  Identification Number)

                 300 E. MALLARD, SUITE 300, BOISE, ID 83706-6650
                                 (208) 331-8400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ____________

                              JAMES R. BAUMGARDNER
                 CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY
                          AMERICAN ECOLOGY CORPORATION
                            300 E. MALLARD, SUITE 300
                              BOISE, ID 83706-6650
                                 (208) 331-8400
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                               PAUL R. BOYD, ESQ.
                                 STOEL RIVES LLP
                            101 S. CAPITOL BOULEVARD
                                   SUITE 1900
                              BOISE, ID 83702-7705
                                 (208) 389-9000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED  JULY 19, 2005

                           AMERICAN ECOLOGY COPORATION

                        6,117,827 Shares of Common Stock



     The selling stockholders of American Ecology Corporation described in this prospectus may sell shares of our common stock offered by this prospectus.

     The selling stockholders may sell shares of our common stock from time to time at market prices, in negotiated transactions or otherwise. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See "Plan of Distribution" on page 8 for more information on this topic.

     Our common stock is quoted for trading on the NASDAQ National Market System under the symbol "ECOL." On July 18, 2005, the last sale price for our common stock as reported on the NASDAQ National Market System was $16.77 per share.

     SEE "RISK FACTORS" ON PAGE 2 FOR A DISCUSSION OF RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     ____________

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER WE, NOR ANY OTHER PERSON ON OUR BEHALF, IS MAKING AN OFFER TO SELL OR SOLICITING AN OFFER TO BUY ANY OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS IN ANY STATE WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS. THERE MAY HAVE BEEN CHANGES IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS.
                                     ____________

              The date of this prospectus is ______________, 2005.

                                TABLE OF CONTENTS


                                                                 PAGE

AMERICAN ECOLOGY CORPORATION . . . . . . . . . . . . . . . . .     2

FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . .     2

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .     2

WHERE YOU CAN FIND MORE INFORMATION - INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . . .     5

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .     6

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .     6

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .     7

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

                          AMERICAN ECOLOGY CORPORATION

     American Ecology Corporation ("American Ecology") is a hazardous, non-hazardous, industrial, and radioactive waste management company providing treatment and disposal service to commercial and government entities including nuclear power plants, refineries, chemical production plants, steel mills, the U.S. Department of Defense, medical facilities, universities and research institutions. The majority of our revenues are derived from fees charged for waste treated and disposed of at our owned facilities. We also manage the transportation of wastes to our facilities and we package waste, broker arrangements with other service providers and transport waste to those service providers' facilities. American Ecology was incorporated in Delaware in 1987. Our executive offices are located at 300 E. Mallard, Suite 300, Boise, ID 83706-6650, and our telephone number is (208) 331-8400.

                           FORWARD LOOKING STATEMENTS

     Statements and information included in this Registration Statement on Form S-3 that are not purely historical are forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, intentions, beliefs and strategies regarding the future including sales, earnings per share, cost structure, market position, market growth opportunities and new products. We may make other forward-looking statements from time to time, including in press releases and public conference calls and webcasts. All forward-looking statements made by us are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements. Actual results are subject to a number of risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Some of these risks and uncertainties are discussed below in "Risk Factors."

                                  RISK FACTORS

     You should carefully consider the following risk factors and other information in or incorporated in this prospectus before deciding to invest in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not known to us or that we now think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. If that occurs, the trading price of our common stock could decline, and you may lose all or part of your investment.

KEY PERSONNEL

     We have a relatively flat management structure and we rely on the continued service of our senior management. The loss of services of any key management employee could adversely effect our business or the price of our securities. Also, our future success depends on our ability to identify, attract, hire, train and motivate other highly skilled personnel. Failure to do so may adversely affect future results.

COMPLIANCE AND CHANGES WITH APPLICABLE LAWS AND REGULATIONS

     The changing regulatory framework governing our diverse business creates significant risks, including potential liabilities from violations of environmental statutes and regulations. Failure to timely obtain or comply with applicable federal, state and local governmental licenses, permits or approvals for our waste treatment and disposal facilities could prevent or inhibit us from operating our facilities and providing services, resulting in a potentially significant loss of revenue and earnings. Changes in laws or regulations or changes in the enforcement or interpretation of existing laws and regulations may require that we modify existing operating licenses or permits, or that we obtain additional approvals. Any new governmental requirements that raise compliance standards or require changes in operating practices or technology requirements may impose significant costs. Failure to comply with applicable statutes, regulations, licenses and permits may result in the imposition of substantial fines and penalties and could adversely affect our ability to carry on our business.

     Our revenues are primarily generated as a result of requirements imposed on our customers under federal and state laws, regulations, and programs to protect public health and the environment. If requirements to comply with these laws and regulations, particularly those relating to the treatment or disposal of PCB, hazardous, NORM/NARM and low-level radioactive waste, were substantially relaxed or less vigorously enforced, demand for our services could materially decrease and our revenues could be significantly reduced.

EXPOSURE TO LITIGATION

     Because our personnel routinely handle radioactive, PCB and hazardous materials, we may be subject to liability claims by employees, contractors and other third parties. There can be no assurance that our existing liability insurance is adequate to cover claims asserted against us or that we will be able to maintain adequate insurance in the future. Adverse rulings in ongoing legal matters could also have a material adverse effect on us.

ACCESS TO CAPITAL

     We require cost-effective access to capital to implement our strategic and financial plan. If we cannot maintain access to capital or raise additional capital, we may need to delay or scale back planned infrastructure improvements or disposal capacity expansions. This could negatively impact our ability to generate earnings. We currently have cash and short-term investments on hand to fund our budgeted 2005 capital projects and we believe we have constructed sufficient disposal capacity to meet near-term needs. No assurance can be given, however, that we will continue to have cash on hand for these purposes or maintain cost-effective access to the capital markets.

ACCESS TO INSURANCE AND FINANCIAL ASSURANCES

     We are required by license, permit, and prudence to maintain a variety of insurance instruments and financial assurances. Without cost-effective access to insurance and/or financial assurance markets, our ability to operate our facilities would be materially and adversely affected. Although we expect to renew these policies prior to expiration, no guarantee can be given that we will be able to renew or procure new financial assurance insurance on favorable terms. The inability to obtain cost-effective insurance and/or financial assurance could have a material adverse effect on us.

IMPLEMENTATION OF NEW TECHNOLOGIES

     We expect to introduce new technologies at our facilities from time to time. We have experienced difficulties implementing new technologies in the past. If we cannot cost-effectively deploy new treatment technologies in response to market conditions and customer requirements, our business could be adversely affected.

COMPETITIVE ENVIRONMENT

     We face competition from companies with much greater resources and potentially more cost-effective services. An increase in the number of commercial treatment or disposal facilities for hazardous or radioactive waste in the United States, or a decrease in the treatment or disposal fees charged by competitors could negatively affect our results of operations. Our business is heavily affected by waste tipping fees assessed by state regulatory entities. These fees, which vary from state to state, are periodically adjusted. Such adjustments may significantly impact the competitive environment in which we conduct business either positively or negatively.

ECONOMIC CONDITIONS AFFECTING OUR CUSTOMERS

     Our hazardous waste facilities serve steel mills, refineries, chemical production plants and other basic industries that are, or may be, affected by general economic conditions. During periods of economic weakness, these industries may curtail production activities producing waste and/or delay spending on plant maintenance, waste clean-up work and other discretionary projects.

POTENTIAL LOSS OF MAJOR CONTRACTS

     Customers periodically review their contracts with us and may, from time to time, opt not to renew or extend their disposal contracts. A loss of one or more of our large contracts could significantly reduce our revenues and negatively impact earnings, and materially and adversely affect our results of operations.

ABILITY TO COLLECT ON INSURANCE

     In July 2004, a fire at our Texas waste treatment facility substantially impaired our ability to operate that facility at full capacity and consequently our revenues in fiscal 2004 declined. While we believe our business interruption claim filed in response to the fire and other filed insurance claims are valid, we do not assure you that we can collect on amounts claimed.

POTENTIAL FIRES OR OTHER INCIDENTS LIMITING OPERATIONS

     We are subject to unexpected occurrences related, or unrelated, to our daily handling of dangerous substances. A fire or other incident, such as the fire in July 2004 at our Texas waste treatment facility, could impair one or more of the facilities from performing their normal operations which could have a material adverse impact on us.

ACCESS TO COST EFFECTIVE RAIL TRANSPORTATION SERVICE

     Revenue at our Grand View, Idaho facility is subject to potential risks from disruptions in rail transportation service. Large volume base business and event business at this facility frequently arrive by rail. Events such as strikes, natural disasters and other acts of God, war, or terror could delay shipments and reduce both volumes and revenues. In addition, rail car service may be limited by economic conditions, specifically including increasing demand for rail service, which may result in sustained periods of slower service and make it difficult to acquire sufficient rolling stock. These economic conditions could also result in lower volumes and revenues. During the second half of 2004 we experienced delays in receiving waste because rail transporters failed to meet anticipated schedules and because it was not practical to replace these transporters with other service providers. No assurance can be given that we can procure transportation services at historical rates. The lack of railcars, now and in the future, could limit our ability to implement our growth plan and increase revenue at our Grand View facility.

UTILIZATION OF NET OPERATING LOSS CARRYFORWARDS

     As of March 31, 2005, we had federal net operating loss carryforwards of approximately $36 million. Section 382 of the Internal Revenue Code imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its ownership. Our ability to utilize the net operating losses may be limited by the sale of common stock registered in this offering. To the extent our use of net operating loss carryforwards is limited by Section 382, our income would be subject to cash payments of income tax earlier than it would if we were able to fully use our net operating loss carryforwards.

ABILITY TO PERFORM CONTRACTS AS REQUIRED

     Various contractual agreements require us to meet qualitative and quantitative performance criteria in providing waste services. The ability to meet the required performance criteria, in some cases, requires that we expend significant additional resources. If we were unable to meet the required performance criteria we could be subject to substantial monetary penalties and/or loss of the affected contracts.

SIGNIFICANT SALES BY THE SELLING STOCKHOLDERS MAY CAUSE THE MARKET PRICE OF OUR STOCK TO DECLINE

     Sales of a substantial number of the shares covered by this offering, or the perception that such sales could occur, could cause the market price of our common stock to decline. While we have no current plans to raise capital through the sale of additional equity securities, the sale of the shares covered by this offering could impair our ability to raise capital through the sale of such securities.

    WHERE YOU CAN FIND MORE INFORMATION - INCORPORATION OF CERTAIN DOCUMENTS BY
                                    REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We have filed with the SEC a registration statement under the Securities Act for the common stock offered by this prospectus. For further information, you should refer to the registration statement and its exhibits. You can inspect and copy our reports, proxy statements, the registration statement and other information filed with the SEC at the offices of the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet Website at http://www.sec.gov where you can obtain some of our SEC filings. In addition, we post the reports we file with the SEC and other information on our Internet Website at http://www.americanecology.com, Investors.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act:

     -    Annual Report on Form 10-K for the year ended December 31, 2004

     - Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2004

     -    Quarterly Reports on Form 10-Q for the period ended March 31,
          2005

     -    Current Reports on Form 8-K dated as of February 8, 2005,
          February 14, 2005, March 14, 2005, April 19, 2005, May 25, 2005, June
          8, 2005 and June 9, 2005

     - All other reports filed by us under Section 13(a) or 15(d) of the Exchange Act since December 31, 2004

     - The description of our common stock contained in our registration statements under the Exchange Act, including any amendment or report updating the description

     In addition, we incorporate by reference all documents we will file with the SEC in the future under Sections 13, 14 or 15(d) of the Exchange Act until the termination of this offering. We refer to these documents, and the documents listed above, in this prospectus as "incorporated documents." The documents listed above or later filed by us under Section 13 or 14 of the Exchange Act before the filing of our Annual Report on Form 10-K for the current fiscal year with the SEC will not be considered incorporated documents or be incorporated by reference in this prospectus or be a part of this prospectus from and after filing of that Annual Report on Form 10-K. You should consider all incorporated documents a part of this prospectus.

     You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

American Ecology Corporation
Attention:  James R. Baumgardner, Corporate Secretary
300 E. Mallard, Suite 300
Boise, ID 83706-6650
Telephone:  (208) 331-8400

                                 USE OF PROCEEDS

     American Ecology will not receive any proceeds from the shares sold by the selling stockholders in this offering.

                              SELLING STOCKHOLDERS

The following table sets forth information provided to us by the selling stockholders.

                                 Amount of
                                common stock
                                beneficially  Amount offered                 Percentage of
                                  owned by      for selling       Shares      common stock
                                shareholder    stockholder's   beneficially   outstanding
                                   before     account by this  owned after    owned after
Name of selling stockholder       offering      prospectus       offering       offering
------------------------------  ------------  ---------------  ------------  --------------
Rotchford L. Barker                2,987,501        2,987,501             0              0%
Connie A. Barker                      33,000           33,000             0              0%
Edward F. Heil                     2,467,866        2,467,866             0              0%
Edward F. Heil Trust FBO             209,820          209,820             0              0%
Sandra Heil
Edward F. Heil Trust FBO             209,820          209,820             0              0%
Edward F. Heil, Jr.
Edward F. Heil Trust FBO Karen       209,820          209,820             0              0%
Heil

     American Ecology prepared this table based on the information supplied to it by the selling stockholders named in the table. Messrs. Rotchford L. Barker and Edward F. Heil are directors of American Ecology. Mr. Barker originally joined the Board of Directors in 1996. Mr. Barker did not stand for re-election to the Board at its May 2002 annual meeting, but returned to the Board to fill a vacancy created by a director who resigned in July 2002. Mr. Heil joined the Board of Directors in 1994. The remaining selling stockholders are Mr. Barker's daughter, Connie Barker, and trusts established for the benefit of Mr. Heil's children.

     The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the dates as of which the information in the above table was supplied to American Ecology. Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements, if required.

     Because the selling stockholders may offer all or some of their shares from time to time, American Ecology cannot accurately estimate the amount of shares of common stock that will be held by the selling stockholders upon the termination of any particular offering. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     We are registering shares of common stock on behalf of the selling stockholders and we anticipate keeping this registration statement effective for a period of two years from its effective date. "Selling stockholders" includes donees, pledges, transferees or successors-in-interest selling securities received from a named selling stockholder as a gift, pledge or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees (other than underwriting discounts, commissions or fees attributable to the sale of the shares or any counsel, accountants or other persons retained or employed by the selling stockholders) in connection with the registration of the shares of common stock offered by this prospectus will be borne by American Ecology. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions, including block transactions

     -    on the NASDAQ National Market System,

     -    in the over-the-counter market,

     -    in negotiated transactions,

     - through put or call options transactions relating to the shares, and

     -    through short sales of shares,

     or a combination of these methods of sale or through any lawful manner, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may sell shares directly to purchasers or to or through underwriters or broker-dealers, who may act as agents or principals. The underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as principal, or both. The amount and form of compensation for these services will be determined by the selling stockholders and the purchaser or purchasers, and may be in excess of customary commissions.

     The selling stockholders and any underwriters or broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by these underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any underwriter, agent, or broker-dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market System pursuant to Rule 153 under the Securities Act. American Ecology has informed the selling stockholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

     In addition to selling their shares under this prospectus, the selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

     If the selling stockholders notify us of any material arrangement entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing

     - the name of each such selling stockholder and of the participating underwriter or broker-dealer;

     -    the number of shares involved;

     -    the price at which the shares were sold;

     - the commissions paid or discounts or concessions allowed to the underwriter or, broker-dealer; and

     -    other facts material to the transaction.

     In addition, if we are notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule of American Ecology Corporation and subsidiaries incorporated in this prospectus by reference from American Ecology's Annual Report on Form 10-K for the year ended December 31, 2004 filed March 1, 2005 and on Form 10-K/A for the year ended December 31, 2004 filed April 25, 2005 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus will be passed upon for us by Stoel Rives LLP, Boise, Idaho.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by American Ecology and the selling stockholders in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

        Registration fee . . . . . .  $12,692
        Accounting fees and expenses  $ 5,000*
        Legal fees and expenses. . .  $15,000*
        Miscellaneous. . . . . . . .  $ 1,000*
                                      --------
           Total . . . . . . . . . .  $33,692*

___________________
*Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     We have broad powers to indemnify directors and officers against liabilities they may incur in these capacities under the Delaware General Corporation Law (the "DGCL"). Our Certificate of Incorporation requires that we indemnify officers and directors and eliminates directors' liability to American Ecology for monetary damages, in each case to the full extent allowed under the DGCL.

     Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article VII of our Certificate of Incorporation requires that we indemnify to the full extent permitted by the DGCL any person for liabilities incurred in his or her capacity as a director or officer of American Ecology, including service at our request in any capacity at another entity. We are obligated to pay in advance the person's expenses incurred in defending any proceeding in advance if the person agrees to repay the advance if it is determined ultimately that he or she is not entitled to be indemnified.

     Article VII also provides that the personal liability of our directors to American Ecology or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director is limited or eliminated to the fullest extent permitted by the DGCL.

ITEM 16.  EXHIBITS

     (a)  Exhibits

          5.1  Opinion of Stoel Rives LLP

         23.1  Consent of Moss Adams LLP

         23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1)

         24.1  Powers of Attorney*
________________________________
* Previously filed

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on July 19, 2005.

                                          AMERICAN ECOLOGY CORPORATION


                                          By  /S/ James R. Baumgardner
                                            ------------------------------
                                              James R. Baumgardner


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on July 19, 2005.


           Signature                     Title
           ---------                     -----


      /S/ Stephen A. Romano      President, Chief Executive Officer, Chief
      -------------------------  Operating Officer, Director
      Stephen A. Romano          (Principal Executive Officer)

      /S/ James R. Baumgardner   Senior Vice President, Chief Financial Officer,
      -------------------------  Treasurer and Secretary
      James R. Baumgardner       (Principal Financial and Accounting Officer)


      /S/ Rotchford L. Barker*   Director
      -------------------------
      Rotchford L. Barker


      /S/ Roy C. Eliff*          Director
      -------------------------
      Roy C. Eliff


      /S/ Edward F. Heil*        Chairman of the Board of Directors
      -------------------------
      Edward F. Heil

      /S/ Kenneth C. Leung*      Director
      -------------------------
      Kenneth C. Leung


      /S/ Richard Riazzi*        Director
      -------------------------
      Richard Riazzi


      /S/ Jimmy D. Ross*         Director
      -------------------------
      Jimmy D. Ross


      /S/ Richard T. Swope*      Director
      -------------------------
      Richard T. Swope
     ____________________

     *By /S/ James R. Baumgardner
         ------------------------
         James R. Baumgardner
         Attorney-in-fact

                                  EXHIBIT INDEX

        EXHIBIT
        -------

            5.1  Opinion of Stoel Rives LLP

           23.1  Consent of Moss Adams LLP

           23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1)

           24.1  Powers of Attorney*

________________________
* Previously filed